January 3, 1996


Securities and Exchange Commission
450 5th Street, N.W.
Washington,  DC  20549

     RE:  Franklin Templeton Japan Fund
          (File No. 33-47666)

Dear Sirs:

     Enclosed for filing pursuant to Rule 497(e) under the Securities Act of 1933 is a copy of a supplement dated January 2, 1996, to the Prospectus dated August 1, 1995 and supplemented October 2, 1995 and December 5, 1995.


Sincerely,


/s/ JOHN K. CARTER
John K. Carter
Associate Counsel